EXHIBIT 24
POWER OF ATTORNEY
     Each person whose signature appears below appoints Thomas A. Daiber and Kurt R. Stevenson, as such person’s true and lawful attorney to execute in the name of each such person, a Registration Statement of Form S-8 registering under the Securities Act of 1933, as amended, securities to be sold under the Centrue Financial Corporation 401(k) Plan; and to file any amendments to that Registration Statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/ Thomas A. Daiber Thomas A. Daiber	President and Chief Executive Officer (Principal Executive Officer) and Director	February 13, 2009

/s/ Dennis J. McDonnell Dennis J. McDonnell	Chairman of the Board and Director	February 13, 2009

/s/ Richard J. Berry Richard J. Berry	Director	February 13, 2009

/s/ Walter E. Breipohl Walter E. Breipohl	Director	February 13, 2009

/s/ Randall E. Ganim Randall E. Ganim	Director	February 13, 2009

/s/ Michael A. Griffith Michael A. Griffith	Director	February 13, 2009

/s/ Michael J. Hejna Michael J. Hejna	Director	February 13, 2009

/s/ John A. Shinkle John A. Shinkle	Director	February 13, 2009

/s/ Mark L. Smith Mark L. Smith	Director	February 13, 2009

/s/ Scott C. Sullivan Scott C. Sullivan	Director	February 13, 2009